Exhibit 99.1
Mallinckrodt plc Reports Fourth-Quarter and Fiscal 2013 Financial Results

•	Fourth-quarter net sales of $552 million, up 8.2% on an operational growth basis(1)

•	Fourth-quarter adjusted diluted earnings per share of $1.02

•	Full-year net sales of $2.2 billion, up 8.2% on an operational growth basis(1)

•	Full-year adjusted diluted earnings per share of $3.17

DUBLIN - November 7, 2013 - Mallinckrodt plc (NYSE: MNK), a global specialty pharmaceutical and medical imaging business, today reported results for the fourth quarter of fiscal 2013, which ended September 27, 2013.
Net sales were $552.2 million for the fourth quarter of fiscal 2013, an increase of 7.6%, compared with $513.1 million reported in the fourth quarter of fiscal 2012. Operational growth was 8.2% as movements in foreign exchange rates negatively impacted net sales.
On a non-GAAP basis, adjusted net income(1) for the fourth fiscal quarter of 2013 was $59.1 million, compared with $40.6 million a year ago. Non-GAAP adjusted diluted earnings per share were $1.02, compared with $0.70 in the same quarter a year ago.
On a GAAP basis, net income for the fourth quarter of fiscal 2013 was $35.8 million, or $0.62 per share, compared with $26.2 million, or $0.45 per share, in the year-ago period. The increase in net income reflects increased net sales and profits in the Specialty Pharmaceuticals segment, lower separation costs following the June 28, 2013 spin-off from the company's former parent and a lower effective tax rate that reflects Mallinckrodt's structure as an independent company. These results were partially offset by restructuring charges incurred in the quarter and increased research and development (R&D) costs as products progress through the pipeline.
"Our strong fourth-quarter and full-year results reflect Mallinckrodt's continued focus on positioning the business as a leading specialty pharmaceuticals company," said Mark Trudeau, President and CEO of Mallinckrodt. "Our Specialty Pharmaceuticals segment posted strong increases in net sales and operating income, benefiting from higher-margin products in our Brands and Generics portfolios. Looking forward, we are optimistic that successful development of our pipeline will result in launching important new drugs in the market, further driving Specialty Pharmaceuticals segment growth over the long term. We are also fully committed to increasing profitability through company-wide operating efficiencies and growth plans that include targeted international markets."
Gross profit was $258.3 million for the fourth quarter of fiscal 2013, compared with $233.3 million in the prior-year period, representing an increase of 10.7%. Gross profit, as a percentage of net sales, was 46.8% for the quarter, versus 45.5%.
Selling, general and administrative (SG&A) expenses for the fourth quarter of fiscal 2013 were $137.0 million, compared with $140.4 million in the same period in 2012, a decrease of 2.4%. The decrease was attributable to tight expense controls and benefits from ongoing restructuring initiatives. SG&A expenses as a percentage of net sales were 24.8% in the fourth fiscal quarter of 2013, compared with 27.4% in the prior year.
R&D expenses for the fourth quarter of fiscal 2013 were $44.1 million, compared with $36.6 million in the prior-year period. The increase in R&D reflects a $5.0 million milestone payment related to the acceptance of the MNK-795 New Drug Application (NDA) for priority review with the U.S. Food and Drug Administration

(FDA) and the company's continued investment in building a pipeline of new products, including advancing its brand pain product MNK-155 and its intrathecal and generics portfolios.
Separation costs for the fourth quarter of fiscal 2013 were $3.6 million, compared with $8.1 million in the prior-year quarter. Separation costs decreased following the spin-off from the company's former parent.
Restructuring charges were $15.3 million for the fourth quarter of fiscal 2013, compared with $0.7 million in the prior-year quarter. The increase primarily reflects activities under the previously announced $100 million to $125 million restructuring program.
Fourth-quarter adjusted EBITDA(1) was $120.3 million, versus $90.5 million for the prior-year period. The increase in adjusted EBITDA reflects higher net sales and profits from the Specialty Pharmaceuticals segment. As a percentage of net sales, adjusted EBITDA in the fourth quarter of fiscal 2013 was 21.8%, compared with 17.6% in the prior-year period.
The fourth-quarter fiscal 2013 effective tax rate of 29.9%, or 27.1% on a non-GAAP basis, is calculated on a stand-alone company basis. The 43.5% tax rate for the prior-year period was calculated on a carve-out basis of accounting, reflecting the business as historically managed as part of the former parent.
Full-Year Fiscal 2013 Results
For full-year fiscal 2013, net sales were $2.2 billion, compared with $2.1 billion in the prior year, which represents an increase of 7.6%. Operational growth was 8.2% as movements in foreign exchange rates negatively impacted net sales. The company's Specialty Pharmaceuticals segment recorded strong growth of 22.2%.
On a GAAP basis, net income for full-year fiscal 2013 decreased to $61.1 million, compared with $134.6 million for the same period in 2012. GAAP earnings per share were $1.06, compared with $2.33 last year.
On a non-GAAP basis, adjusted net income was $183.0 million, compared with $196.3 million last year. Non-GAAP adjusted diluted earnings per share were $3.17, compared with $3.40 last year. Full-year fiscal 2013 adjusted EBITDA was $400.6 million, versus $402.8 million in the prior year, a decrease of 0.5%. This reflects the increased net sales and profits from the Specialty Pharmaceuticals segment, offset primarily by the impact from higher raw material costs in the Global Medical Imaging segment and higher R&D spending. As a percentage of net sales, adjusted EBITDA for full-year fiscal 2013 was 18.1%, compared with 19.6% last year.
BUSINESS SEGMENT RESULTS
Specialty Pharmaceuticals Segment
Net sales in the Specialty Pharmaceuticals segment for the fourth quarter of fiscal 2013 were $311.4 million, an increase of 20.3%, compared with $258.9 million in the prior-year period. Operational growth was 20.8%. Net sales in Brands were $53.9 million, compared with $39.6 million last year, led by net sales from EXALGO® (hydromorphone HCl) Extended-Release Tablets, CII, and the intrathecal product portfolio acquired in fiscal 2013. Net sales in Generics and Active Pharmaceutical Ingredients (API) were $257.5 million, compared with $219.3 million last year, primarily driven by net sales from Methylphenidate HCl Extended-Release Tablets, USP CII (Methylphenidate ER) offset by timing shifts in net sales of the broader Generics and API portfolio.

Segment operating income in the quarter was $81.9 million, compared with $34.5 million last year. Segment operating margin was 26.3%, compared with 13.3% last year, reflecting growth in higher-margin product lines and portfolio additions, as well as operating leverage due to strong sales growth. Highlights for the quarter include the following:

•
Net sales of EXALGO were $30.7 million, compared with $28.3 million last year, up 8.5% over the fourth fiscal quarter of 2012, largely attributable to the launch of the 32mg dosage strength in September 2012. Full-year fiscal 2013 net sales totaled $122.9 million.

•
Net sales of Methylphenidate ER were $63.0 million in the fourth fiscal quarter, with $151.3 million for the year. Net sales during the fourth fiscal quarter of 2013 reflected strong customer reorders following consumption of initial product launch quantities.

Global Medical Imaging Segment
Net sales in the company's Global Medical Imaging segment were $229.0 million, versus $242.8 million in the fourth quarter of fiscal 2012. Net sales of Contrast Media and Delivery Systems (CMDS) were $119.6 million, compared with $132.7 million in the prior year, due to continuing commoditization in mature markets such as the United States and Western Europe. Nuclear Imaging net sales were essentially flat at $109.4 million compared with $110.1 million in the prior year.
For the fiscal fourth quarter, operating income in the segment was $30.0 million, compared with $53.6 million last year. Operating margin was 13.1%, compared with 22.1% last year, reflecting the negative impact of higher raw material and production costs in Global Medical Imaging in addition to lower net sales.

FISCAL 2014 OUTLOOK
Guidance: Mallinckrodt provided guidance for fiscal 2014 on October 16, 2013, which is summarized below. Amounts presented assume foreign currency exchange rates consistent with those in fiscal 2013.

•	Adjusted diluted earnings per share of $2.45 to $2.65

•	Total Mallinckrodt net sales of $2.15 billion to $2.25 billion

•	Specialty Pharmaceuticals segment net sales of $1.22 billion to $1.27 billion

•	Global Medical Imaging segment net sales of $885 million to $930 million

•	Methylphenidate ER net sales of at least $120 million

•	Non-GAAP effective tax rate of 26% to 29%

•	Capital expenditures in the range of $140 million to $160 million

CONFERENCE CALL AND WEBCAST
Mallinckrodt will hold a conference call for investors on Thursday, November 7, 2013, beginning at 8:30am/U.S. Eastern Standard Time. This call can be accessed in three ways:
At Mallinckrodt's website: http://investor.mallinckrodt.com.
By telephone: For both "listen-only" participants and those participants who wish to take part in the question-and-answer portion of the call, the telephone dial-in number in the U.S. is 877-703-6107. For participants outside the U.S., the dial-in number is 857-244-7306. The access code for all callers is 20619575.

Through an audio replay: A replay of the call will be available beginning at 12:30pm/U.S. Eastern Standard Time on November 7, 2013, and ending at 12:59am/U.S. Eastern Standard Time on November 15, 2013. The dial-in number for U.S. participants is 888-286-8010. For participants outside the U.S., the replay dial-in number is 617-801-6888. The replay access code for all callers is 67136812.

ABOUT MALLINCKRODT
Mallinckrodt is a global specialty pharmaceuticals business that develops, manufactures, markets and distributes specialty pharmaceutical products and medical imaging agents. The company's Specialty Pharmaceuticals segment includes branded and generic drugs, and the Global Medical Imaging segment includes contrast media and nuclear imaging agents. Mallinckrodt has approximately 5,500 employees worldwide with sales in roughly 70 countries. To learn more about Mallinckrodt, please visit www.mallinckrodt.com.

(1)	NON-GAAP FINANCIAL MEASURES
This press release contains financial measures, including adjusted net income, adjusted diluted earnings per share, adjusted EBITDA and operational growth, which are considered "non-GAAP" financial measures under applicable Securities and Exchange Commission rules and regulations.
Adjusted net income represents net income, prepared in accordance with accounting principles generally accepted in the U.S. (GAAP), excluding the after-tax effects related to separation costs; restructuring and related charges, net; amortization and discontinued operations. Adjusted diluted earnings per share represents adjusted net income divided by the number of diluted shares.
Adjusted EBITDA represents GAAP net income before net interest, income taxes, depreciation and amortization, adjusted to exclude certain items. These items, if applicable, include discontinued operations; other income, net; separation costs; restructuring charges, net; immediately expensed up-front and milestone payments; acquisition-related costs; and non-cash impairment charges.
Operational growth measures the change in net sales between current- and prior-year periods using a constant currency, the exchange rate in effect during the applicable prior-year period. This measure is one of the performance metrics that determines management incentive compensation.
The company has provided these non-GAAP financial measures because they are used by management, along with financial measures in accordance with GAAP, to evaluate the company's operating performance. In addition, the company believes that they will be used by certain investors to measure Mallinckrodt's operating results. Management believes that presenting these non-GAAP measures provides useful information about the company's performance across reporting periods on a consistent basis by excluding items that the company does not believe are indicative of its core operating performance.
These non-GAAP measures should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. The company's definition of these non-GAAP measures may differ from similarly titled measures used by others.
Because non-GAAP financial measures exclude the effect of items that will increase or decrease the company's reported results of operations, management strongly encourages investors to review the company's consolidated financial statements and publicly filed reports in their entirety. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures is included in the tables accompanying this release.

FORWARD-LOOKING STATEMENTS
Any statements contained in this communication that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements about future financial condition and operating results, economic, business, competitive and/or regulatory factors affecting our business. Any forward-looking statements contained herein are based on our management's current beliefs and expectations, but are subject to a number of risks, uncertainties and changes in circumstances, which may cause actual results or company actions to differ materially from what is expressed or implied by these statements. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, our ability to receive procurement and production quotas granted by the U.S. Drug Enforcement Administration, our ability to obtain and/or timely transport molybdenum-99 to our technetium-99m generator production facilities, customer concentration, cost-containment efforts of customers, purchasing groups, third-party payors and governmental organizations, our ability to successfully develop or commercialize new products, our ability to protect intellectual property rights, competition, our ability to integrate acquisitions of technology, products and businesses, product liability losses and other litigation liability, the reimbursement practices of a small number of large public or private issuers, complex reporting and payment obligation under healthcare rebate programs, changes in laws and regulations, conducting business internationally, foreign exchange rates, material health, safety and environmental liabilities, litigation and violations and information technology infrastructure. These and other factors are identified and described in more detail in the "Risk Factors" section of the Form 10 Registration Statement, as amended. We disclaim any obligation to update these forward-looking statements other than as required by law.

CONTACTS
John Moten
Vice President, Investor Relations
314-654-6650
john.moten@mallinckrodt.com

Lynn Phillips
Manager, Media Relations
314-654-3263
lynn.phillips@mallinckrodt.com

Meredith Fischer
Senior Vice President, Communications
314-654-3318
meredith.fischer@mallinckrodt.com

MALLINCKRODT PLC
CONSOLIDATED AND COMBINED STATEMENTS OF INCOME
(unaudited, in millions, except per share data)

	Three Months Ended
	September 27, 2013	Percent of Net sales	September 28, 2012	Percent of Net sales
Net sales	$552.2	100.0%	$513.1	100.0%
Cost of sales	293.9	53.2	279.8	54.5
Gross profit	258.3	46.8	233.3	45.5
Selling, general and administrative expenses	137.0	24.8	140.4	27.4
Research and development expenses	44.1	8.0	36.6	7.1
Separation costs	3.6	0.7	8.1	1.6
Restructuring charges, net	15.3	2.8	0.7	0.1
Gain on divestiture	(0.7)	(0.1)	(0.7)	(0.1)
Operating income	59.0	10.7	48.2	9.4
Interest expense	(9.9)	(1.8)	(0.1)	—
Interest income	0.2	—	—	—
Other income, net	(1.5)	(0.3)	0.2	—
Income from continuing operations before income taxes	47.8	8.7	48.3	9.4
Provision for income taxes	14.3	2.6	21.0	4.1
Income from continuing operations	33.5	6.1	27.3	5.3
Gain (loss) from discontinued operations, net of income taxes	2.3	0.4	(1.1)	(0.2)
Net income	$35.8	6.5	$26.2	5.1

Basic earnings per share:
Income from continuing operations	$0.58		$0.47
Gain (loss) from discontinued operations	0.04		(0.02)
Net income	0.62		0.45
Diluted earnings per share:
Income from continuing operations	$0.58		$0.47
Gain (loss) from discontinued operations	0.04		(0.02)
Net income	0.62		0.45
Weighted-average number of shares outstanding(1):
Basic	57.7		57.7
Diluted	58.2		57.7

(1)	For periods prior to the separation from Covidien, weighted-average number of shares reflects the number of ordinary shares of Mallinckrodt outstanding immediately following the separation.

MALLINCKRODT PLC
ADJUSTED EBITDA RECONCILIATIONS
(unaudited, in millions)

	Three Months Ended
	September 27, 2013	September 28, 2012
Net income	$35.8	$26.2
Adjustments:
Interest expense, net	9.7	0.1
Provision for income taxes	14.3	21.0
Depreciation expense	28.6	26.5
Amortization expense	8.8	7.0
(Gain) loss from discontinued operations, net of income taxes	(2.3)	1.1
Other expense (income), net	1.5	(0.2)
Restructuring charges, net	15.3	0.7
Separation costs	3.6	8.1
Up-front and milestone payments	5.0	—
Adjusted EBITDA	$120.3	$90.5
Percent of Net sales	21.8%	17.6%

MALLINCKRODT PLC
NON-GAAP MEASURES
(unaudited, in millions except per share data, net of tax)

	Three Months Ended
	September 27, 2013		September 28, 2012
	Net income	Diluted net income per share (2)	Net income	Diluted net income per share (2)
GAAP	$35.8	$0.62	$26.2	$0.45
Adjustments (net of tax):
Separation costs	2.4	0.04	7.5	0.13
Restructuring and related charges, net (1)	14.6	0.25	1.4	0.02
Amortization expense	5.5	0.09	4.4	0.08
(Gain) loss from discontinued operations	(2.3)	(0.04)	1.1	0.02
Up-front and milestone payments	3.1	0.05	—	—
As adjusted	$59.1	$1.02	$40.6	$0.70

(1)	Includes pre-tax accelerated depreciation of $0.5 million and $1.2 million for the three months ended September 27, 2013 and September 28, 2012, respectively.
(2)	For periods prior to the separation from Covidien, weighted-average number of shares reflects the number of ordinary shares of Mallinckrodt outstanding immediately following the separation.

MALLINCKRODT PLC
SEGMENT NET SALES AND OPERATIONAL GROWTH
(unaudited, in millions)

	Three Months Ended
	September 27, 2013	September 28, 2012	Percent change	Currency impact	Operational growth
Specialty Pharmaceuticals
Generics and API	$257.5	$219.3	17.4%	(0.6)%	18.0%
Brands	53.9	39.6	36.1	—	36.1
	311.4	258.9	20.3	(0.5)	20.8
Global Medical Imaging
Contrast Media and Delivery Systems	119.6	132.7	(9.9)	(2.1)	(7.8)
Nuclear Imaging	109.4	110.1	(0.6)	1.2	(1.8)
	229.0	242.8	(5.7)	(0.6)	(5.1)

Other(1)	11.8	11.4	3.5	(4.3)	7.8
Net Sales	$552.2	$513.1	7.6%	(0.6)%	8.2%

(1)	Represents net sales to our former parent.

MALLINCKRODT PLC
SELECT PRODUCT LINE NET SALES
(unaudited, in millions)

	Three Months Ended
	September 27, 2013	September 28, 2012	Percent change
Specialty Pharmaceuticals
Acetaminophen (API) products	$46.4	$55.5	(16.4)%
Oxycodone (API) and oxycodone-containing tablets	18.0	42.6	(57.7)
Hydrocodone (API) and hydrocodone-containing tablets	34.8	27.7	25.6
Other controlled substances	26.3	21.6	21.8
Methylphenidate HCl	63.0	—	—	(1)
Other	69.0	71.9	(4.0)
Generics and API	257.5	219.3	17.4
EXALGO	30.7	28.3	8.5
Intrathecal products	8.4	—	—	(1)
Other	14.8	11.3	31.0
Brands	53.9	39.6	36.1
Specialty Pharmaceuticals Total	$311.4	$258.9	20.3%

Global Medical Imaging
Optiray	$75.2	$88.7	(15.2)%
Optimark	10.2	13.5	(24.4)
Other	34.2	30.5	12.1
Contrast Media and Delivery Systems	119.6	132.7	(9.9)
Ultra-Technekow DTE	47.1	49.5	(4.8)
Octreoscan	19.9	18.8	5.9
Other	42.4	41.8	1.4
Nuclear Imaging	109.4	110.1	(0.6)
Global Medical Imaging Total	$229.0	$242.8	(5.7)%

(1) Not meaningful

MALLINCKRODT PLC
SEGMENT OPERATING INCOME
(unaudited, in millions)

	Three Months Ended
	September 27, 2013	Percent of segment Net sales	September 28, 2012	Percent of segment Net sales
Specialty Pharmaceuticals	$81.9	26.3%	$34.5	13.3%
Global Medical Imaging	30.0	13.1%	53.6	22.1%
Segment operating income	111.9		88.1
Unallocated amounts:
Corporate and allocated expenses	(24.7)		(22.9)
Intangible asset amortization	(8.8)		(7.0)
Restructuring and related charges, net (1)	(15.8)		(1.9)
Separation costs	(3.6)		(8.1)
Total operating income	$59.0		$48.2

(1)	Includes accelerated depreciation of $0.5 million and $1.2 million for the three months ended September 27, 2013 and September 28, 2012, respectively.

MALLINCKRODT PLC
CONSOLIDATED AND COMBINED STATEMENTS OF INCOME
(unaudited, in millions, except per share data)

	Year Ended
	September 27, 2013	Percent of Net sales	September 28, 2012	Percent of Net sales
Net sales	$2,211.5	100.0%	$2,056.2	100.0%
Cost of sales	1,180.4	53.4	1,091.4	53.1
Gross profit	1,031.1	46.6	964.8	46.9
Selling, general and administrative expenses	611.4	27.6	551.7	26.8
Research and development expenses	166.5	7.5	144.1	7.0
Separation costs	74.2	3.4	25.5	1.2
Restructuring charges, net	33.2	1.5	11.2	0.5
Gain on divestiture	(2.9)	(0.1)	(2.9)	(0.1)
Operating income	148.7	6.7	235.2	11.4
Interest expense	(19.5)	(0.9)	(0.5)	—
Interest income	0.3	—	0.4	—
Other income, net	0.8	—	1.0	—
Income from continuing operations before income taxes	130.3	5.9	236.1	11.5
Provision for income taxes	70.2	3.2	94.8	4.6
Income from continuing operations	60.1	2.7	141.3	6.9
Gain (loss) from discontinued operations, net of income taxes	1.0	—	(6.7)	(0.3)
Net income	$61.1	2.8	$134.6	6.5

Basic earnings per share:
Income from continuing operations	$1.04		$2.45
Gain (loss) from discontinued operations	0.02		(0.12)
Net income	1.06		2.33
Diluted earnings per share:
Income from continuing operations	$1.04		$2.45
Gain (loss) from discontinued operations	0.02		(0.12)
Net income	1.06		2.33
Weighted-average number of shares outstanding(1):
Basic	57.7		57.7
Diluted	57.8		57.7

(1)	For periods prior to the separation from Covidien, weighted-average number of shares reflects the number of ordinary shares of Mallinckrodt outstanding immediately following the separation.

MALLINCKRODT PLC
ADJUSTED EBITDA RECONCILIATIONS
(unaudited, in millions)

	Year Ended
	September 27, 2013	September 28, 2012
Net income	$61.1	$134.6
Adjustments:
Interest expense, net	19.2	0.1
Provision for income taxes	70.2	94.8
Depreciation expense	104.1	103.6
Amortization expense	35.4	27.3
(Gain) loss from discontinued operations, net of income taxes	(1.0)	6.7
Other income, net	(0.8)	(1.0)
Restructuring charges, net	33.2	11.2
Separation costs	74.2	25.5
Up-front and milestone payments	5.0	—
Adjusted EBITDA	$400.6	$402.8
Percent of Net sales	18.1%	19.6%

MALLINCKRODT PLC
NON-GAAP MEASURES
(unaudited, in millions except per share data, net of tax)

	Year Ended
	September 27, 2013		September 28, 2012
	Net income	Diluted net income per share (2)	Net income	Diluted net income per share (2)
GAAP	$61.1	$1.06	$134.6	$2.33
Adjustments (net of tax):
Separation costs	70.0	1.21	23.7	0.41
Restructuring and related charges, net (1)	27.7	0.48	14.2	0.25
Amortization expense	22.1	0.38	17.1	0.30
(Gain) loss from discontinued operations	(1.0)	(0.02)	6.7	0.12
Up-front and milestone payments	3.1	0.05	—	—
As adjusted	$183.0	$3.17	$196.3	$3.40

(1)	Includes pre-tax accelerated depreciation of $2.6 million and $8.0 million for the fiscal year ended September 27, 2013 and September 28, 2012, respectively.
(2)	For periods prior to the separation from Covidien, weighted-average number of shares reflects the number of ordinary shares of Mallinckrodt outstanding immediately following the separation.

MALLINCKRODT PLC
SEGMENT NET SALES AND OPERATIONAL GROWTH
(unaudited, in millions)

	Year Ended
	September 27, 2013	September 28, 2012	Percent change	Currency impact	Operational growth
Specialty Pharmaceuticals
Generics and API	$1,021.4	$848.8	20.3%	(0.5)%	20.8%
Brands	203.2	156.4	29.9	—	29.9
	1,224.6	1,005.2	21.8	(0.4)	22.2
Global Medical Imaging
Contrast Media and Delivery Systems	498.1	542.0	(8.1)	(1.8)	(6.3)
Nuclear Imaging	437.6	454.8	(3.8)	0.2	(4.0)
	935.7	996.8	(6.1)	(0.9)	(5.2)

Other (1)	51.2	54.2	(5.5)	(0.9)	(4.6)
Net Sales	$2,211.5	$2,056.2	7.6%	(0.6)%	8.2%

(1)	Represents net sales to our former parent.

MALLINCKRODT PLC
SELECT PRODUCT LINE NET SALES
(unaudited, in millions)

	Year Ended
	September 27, 2013	September 28, 2012	Percent change
Specialty Pharmaceuticals
Acetaminophen (API) products	$216.2	$217.7	(0.7)%
Oxycodone (API) and oxycodone-containing tablets	139.0	144.1	(3.5)
Hydrocodone (API) and hydrocodone-containing tablets	140.0	130.5	7.3
Other controlled substances	112.0	111.7	0.3
Methylphenidate HCl	151.3	—	—	(1)
Other	262.9	244.8	7.4
Generics and API	1,021.4	848.8	20.3
EXALGO	122.9	91.9	33.7
Intrathecal products	29.2	—	—	(1)
Other	51.1	64.5	(20.8)
Brands	203.2	156.4	29.9
Specialty Pharmaceuticals Total	$1,224.6	$1,005.2	21.8%

Global Medical Imaging
Optiray	$318.5	$352.2	(9.6)%
Optimark	44.8	48.0	(6.7)
Other	134.8	141.8	(4.9)
Contrast Media and Delivery Systems	498.1	542.0	(8.1)
Ultra-Technekow DTE	188.8	202.5	(6.8)
Octreoscan	82.8	78.7	5.2
Other	166.0	173.6	(4.4)
Nuclear Imaging	437.6	454.8	(3.8)
Global Medical Imaging Total	$935.7	$996.8	(6.1)%

(1) Not meaningful

MALLINCKRODT PLC
SEGMENT OPERATING INCOME
(unaudited, in millions)

	Year Ended
	September 27, 2013	Percent of segment Net sales	September 28, 2012	Percent of segment Net sales
Specialty Pharmaceuticals	$316.7	25.9%	$162.8	16.2%
Global Medical Imaging	111.5	11.9%	214.3	21.5%
Segment operating income	428.2		377.1
Unallocated amounts:
Corporate and allocated expenses	(134.1)		(69.9)
Intangible asset amortization	(35.4)		(27.3)
Restructuring and related charges, net (1)	(35.8)		(19.2)
Separation costs	(74.2)		(25.5)
Total operating income	$148.7		$235.2

(1)	Includes accelerated depreciation of $2.6 million and $8.0 million for the fiscal year ended September 27, 2013 and September 28, 2012, respectively.